TERM NOTE

$2,000,000                                                 New York, New York
                                                           July 15, 1999

         FOR VALUE RECEIVED, Westbury Metals Group, Inc., Westbury International, Inc., a Delaware corporation, Westbury Alloys, Inc., a Delaware corporation, and Reliable - West Tech, Inc., a Rhode Island corporation (the "Makers"), DO HEREBY JOINTLY AND SEVERALLY PROMISE to pay to the order of Alliance Capital Investment Corp. (the "Payee"), at the office of Payee in lawful money of the United States of America, in immediately available funds, the principal amount of two million dollars ($2,000,000) on July 15, 2001 or on such earlier date or dates as said principal amount may become due and payable pursuant to the Loan Agreement dated as of the date hereof, among the Makers and the Payee(the "Agreement"), and pay interest from the date hereof, in like money, on the dates specified in, and at the Interest Rate as defined in and pursuant to, the Agreement, and, upon default, on demand as provided in Paragraphs 8(l) of the Agreement. This Note is subject in all respects to the Agreement including, without limitation, the Usury Savings Clause in Paragraph 8(m) thereof.

         All payments required hereunder shall be made on or before noon New York City time on the day in question.

         This Note is the Term Note referred to in Paragraph 2(a) of the Agreement, and is subject to prepayment provisions and acceleration of maturity as set forth in the Agreement.

         This Note is secured by a security interest in certain Collateral all as set forth in the Agreement, the Security Agreement and the other Loan Documents referred to therein.

         In the event that the Payee engages counsel in order to enforce its rights under this Note, the Borrowers shall jointly and severally pay all reasonable legal fees and expenses incurred by the Payee, regardless of whether litigation is commenced.

         The Makers waive presentment, demand for payment, protest and notice of protest or nonpayment and any other notice required to be given under applicable law (other than notice expressly provided by the Agreement) in connection with the enforcement of this Note.

         This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State without regard to principles of conflicts of law. To the extent that they may legally do so, the Makers hereby (a) consent to the jurisdiction of the United States District Court for the Southern and Eastern District of New York and Supreme Court of the State of New York in the County of New York, Nassau or Suffolk in any action relating to or arising out of this Note, (b) agrees that any process in any action commenced in such court under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City, Nassau County or Suffolk County, as the case may be, in addition to any other method of service permitted by law, and (c) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. MAKERS WAIVE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUIT OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, TO THE EXTENT THAT THEY MAY LEGALLY DO SO.



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         IN WITNESS  WHEREOF,  the Makers have  executed this Note by their duly authorized officers on the date first aforesaid.

WESTBURY METALS GROUP, INC.                     WESTBURY INTERNATIONAL, INC.


By:___________________________             By:_______________________________
    Name: Mandel Sherman                          Name: Mandel Sherman
    Title:  President                            Title:  President

WESTBURY ALLOYS, INC.                         RELIABLE - WEST TECH, INC.


By:___________________________             By:_______________________________
    Name: Mandel Sherman                            Name: Mandel Sherman
    Title:  President                              Title: President